Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-164507) pertaining to the Amended and Restated Ticketmaster Entertainment, Inc. 2008 Stock and Annual Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-164494) pertaining to the Amended and Restated Live Nation, Inc. Stock Bonus Plan;

(3)	Registration Statement (Form S-8 No. 333-164302) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc.;

(4)	Registration Statement (Form S-4 No. 333-159991) of Live Nation, Inc.;

(5)	Registration Statement (Form S-8 No. 333-157664) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

(6)	Registration Statement (Form S-8 No. 333-149901) pertaining to the Employee Stock Bonus Plan of Live Nation, Inc.;

(7)	Registration Statement (Form S-8 No. 333-139178) pertaining to the Nonqualified Deferred Compensation Plan of Live Nation, Inc.;

(8)	Registration Statement (Form S-8 No. 333-132949) pertaining to the 2005 Stock Incentive Plan of Live Nation, Inc.,

of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedule of Live Nation Entertainment, Inc., and the effectiveness of internal control over financial reporting of Live Nation Entertainment, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Los Angeles, California

February 25, 2010